Exhibit 99.1

OpGen Enters Into Distribution Agreement for Unyvero in the U.S. with Fisher Healthcare

-	Fisher Healthcare, a part of Thermo Fisher Scientific, will become the non-exclusive national laboratory distribution partner alongside OpGen, Inc.’s direct sales in the U.S. for the Unyvero A50 platform
-	Initial focus on FDA cleared Unyvero LRT (BAL) cartridges for hospitalized pneumonia patients and research use only Unyvero UTI for urinary tract infections

ROCKVILLE, MD., April 18, 2023 (GLOBE NEWSWIRE) – OpGen, Inc. (Nasdaq: OPGN, “OpGen” or “the Company”), a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease, today announced that the Company has entered into a non-exclusive distribution agreement with Fisher Healthcare, a part of Thermo Fisher Scientific. The agreement is for the distribution of OpGen’s Unyvero A50 platform and in vitro diagnostic (IVD) tests for bacterial pneumonia (Unyvero LRT and LRT BAL) as well as its research use only (RUO) test for urinary tract infection (Unyvero UTI).

The Unyvero LRT cartridge for hospitalized patients with suspected pneumonia is the first ever FDA cleared IVD product specifically targeting bacterial pneumonia and antimicrobial resistance markers. The Unyvero UTI cartridge has recently completed its pivotal clinical trial and OpGen has recently submitted a De Novo classification request for Unyvero UTI to the FDA. The Unyvero UTI product is available as a RUO test to laboratories that do their own validation.

Under the distribution agreement, Fisher Healthcare will have access to the Unyvero A50 platform and products to distribute and sell to hospitals and laboratories across the United States.

Oliver Schacht, Chief Executive Officer of OpGen, commented, “We are very excited about the strategic distribution partnership with Fisher Healthcare as we believe the partnership will increase our Unyvero platform’s commercial presence and footprint across the U.S. We view this expansion in our commercial channel strategy as the next step towards driving commercial adoption of Unyvero in the U.S. and achieving our revenue growth objectives in the coming years.”

About OpGen, Inc.

OpGen, Inc. (Rockville, Md., U.S.A.) is a precision medicine company harnessing the power of molecular diagnostics and bioinformatics to help combat infectious disease. Along with our subsidiaries, Curetis GmbH and Ares Genetics GmbH, we are developing and commercializing molecular microbiology solutions helping to guide clinicians with more rapid and actionable information about life threatening infections to improve patient outcomes, and decrease the spread of infections caused by multidrug-resistant microorganisms, or MDROs. OpGen’s current product portfolio includes Unyvero, Acuitas AMR Gene Panel, and the ARES Technology Platform including ARESdb, NGS technology and AI-powered bioinformatics solutions for antibiotic response prediction including ARESiss, ARESid, ARESasp, and AREScloud, as well as the Curetis CE-IVD-marked PCR-based SARS-CoV-2 test kit.

For more information, please visit www.opgen.com.

Forward-Looking Statements

This press release includes statements regarding the Company’s entry into a distribution agreement with Fisher Healthcare. These statements and other statements regarding OpGen’s future plans and goals constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. Factors that could cause our results to differ materially from those described include, but are not limited to, the success of our commercialization efforts, our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product and services offerings, the rate of adoption of our products and services by hospitals and other healthcare providers, the fact that we may not effectively use proceeds from recent financings, the continued impact of COVID-19 on the Company’s operations, financial results, and commercialization efforts as well as on capital markets and general economic conditions, our ability to satisfy debt obligations under our loan with the European Investment Bank, the effect of the military action in Russia and Ukraine on our distributors, collaborators and service providers, our liquidity and working capital requirements, the effect on our business of existing and new regulatory requirements, and other economic and competitive factors. For a discussion of the most significant risks and uncertainties associated with OpGen's business, please review our filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

OpGen:
Oliver Schacht
President and CEO
InvestorRelations@opgen.com

OpGen Investor & Press Contact:
Alyssa Factor
Edison Group
afactor@edisongroup.com